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                                                                   Exhibit 10.15

                          Memorandum of Understanding
                                    Purchase

This document, when signed by MicroStrategy Incorporated ("MicroStrategy") and NCR Corporation ("NCR") will, effective as of September 30, 1999, serve as a binding memorandum of understanding ("MOU") regarding MicroStrategy's commitment to purchase data warehouse hardware, software and services from NCR. The parties intend to enter into one or more agreements ("Definitive Agreement(s)") to govern the terms of such purchases, which will include the following business terms as well as other customary terms and conditions.

The following describes the agreement between the parties:

MicroStrategy Obligations

MicroStrategy will purchase at least eleven million dollars ($11,000,000) worth of NCR data warehouse hardware, software and services within the twelve (12) months following execution of this binding memorandum of understanding ("Purchases Commitment"), MicroStrategy agrees to place an initial order (under this $11,000,000 commitment) no later than October 15, 1999 to purchase a minimum of four million dollars ($4,000,000) of the Purchase Commitment and take delivery no later than November 25, 1999 ("1999 Purchase Commitment"). MicroStrategy purchases will be governed by the terms and conditions of NCR's Master Agreement and Data Warehouse Solution Addendum, copies of which are attached herein as Exhibit A and Incorporated by this reference ("Master Agreement"), together with transaction specific statements of work as the parties may agree upon. Section 4.7 of the Data Warehouse Solution Addendum is hereby modified, but only as it pertains to those orders placed by October 15, 1999, to reflect a 30-day acceptance period.

NCR Obligations

The applicable orders for such hardware, software and services are attached as Exhibit B. Notwithstanding such pricing, in the event NCR offers more favorable pricing to another non-governmental end-user consumer engineering in a similar overall volume of business with NCR, NCR will make that pricing available to MicroStrategy with respect to those products.

Additional Terms

The parties acknowledge and agree that the parties will enter into a Definitive Agreement which consists of these substantive terms, the Master Agreement and Data Warehouse Solution Addendum, a purchase order for not less than the Purchase Commitment as well as such transaction specific statement of work as the parties may agree upon. The Definitive Agreement will supercede this MOU. The parties agree that they will, in good faith, negotiate the terms and conditions of the Definitive Agreement. The parties further agree that they will endeavor to complete such a Definitive Agreement by October 15, 1999.
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The party executing this Agreement on behalf of the parties represents and warrants that he or she has been duly authorized under the party's charter documents and applicable law to do so.


NCR Corporation                              MicroStrategy Incorporated

/s/ Earl C. Shanks                           /s/ Michael J. Saylor
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Signature                                    Signature

Earl C. Shanks                               Michael J. Saylor
--------------                               -----------------
Printed Name                                 Printed Name

Vice President - Corporate Finance           President
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Title                                        Title